{GRAPHIC-LOGO] EAST TEXAS FINANCIAL SERVICES, INC.
               _________________________________________________________________
               1200 South Beckham - P.O.Box 6910 - Tyler, TX 75711-6910 - 903-593-1767 - Fax 903-593-1094







                                  NEWS RELEASE


For verification, contact: Gerald W. Free, Vice Chairman/President/CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094


For immediate release, October 28, 1997


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                       EAST TEXAS FINANCIAL SERVICES, INC.
                             DECLARES CASH DIVIDEND

Tyler, Texas, October 28, 1997, --- East Texas Financial Services, Inc. (NASDAQ:
ETFS), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today has announced that the Company has declared a cash dividend of $0.05 per share for the quarter ended September 30, 1997. The dividend will be payable on November 26, 1997, to stockholders of record as of November 12, 1997.

As of September 30, 1997, the Company had outstanding 1,025,321 shares of stock. During the quarter ended September 30, 1997, shares of the Company's stock traded between $18.00 per share and a record high of $20.50 per share in the last week of the quarter.

First Federal Savings and Loan Association serves primarily Smith County, Texas, through its two full service retail banking offices located in Tyler and Whitehouse and two loan production offices located in Tyler and Lindale.

The Company's stock is traded under the symbol "ETFS" on the NASDAQ National Market System and is listed in most daily newspapers as "EastTxFnl".



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                    Serving the Financial Needs of East Texas




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